Exhibit 99.1

Omeros Corporation Announces Closing of Asset Purchase and License Agreement with Novo Nordisk for Omeros’ Clinical-Stage MASP-3 Inhibitor Zaltenibart (OMS906)

SEATTLE, WA – December 1, 2025 – Omeros Corporation (Nasdaq: OMER) today announced the closing of the asset sale and licensing transaction between Omeros and Novo Nordisk for the candidate drug zaltenibart (formerly OMS906). Zaltenibart is a first-in-class, late-stage clinical humanized monoclonal antibody targeting MASP-3 – the most upstream and key activator of the alternative pathway of the complement system – and has shown multiple potential advantages over other alternative pathway inhibitors in development or on the market. The transaction was completed pursuant to an asset purchase and license agreement that was announced on October 15, 2025.

Omeros is eligible to receive upfront and near-term milestone payments up to $340.0 million, of which the upfront amount of $240.0 million was paid in cash at closing. In total, Omeros is eligible to receive up to $2.1 billion including potential development and commercial milestones, plus tiered royalties on net sales.

Novo Nordisk is strongly positioned to develop zaltenibart into a differentiated and potentially best-in-class treatment approach for a number of rare blood and kidney disorders, maximizing the opportunity to help people living with these diseases in the future and supporting the company’s leadership ambition in this space. Omeros retains rights to its MASP-3 small-molecule program unrelated to zaltenibart, including the ability to develop and commercialize small-molecule MASP-3 inhibitors with limited restrictions on indications.

At the closing, Omeros prepaid the entire $67.1 million principal amount outstanding under its senior secured term loan, along with a related pre-payment premium, accrued and unpaid interest, and expenses. The prepayment resulted in the termination of the senior secured credit agreement between Omeros and the term loan lenders and the release in full of all liens and covenants thereunder, including the $25.0 million minimum liquidity covenant. Omeros expects that the remaining proceeds from the closing payment will be sufficient to repay at or prior to maturity the remaining $17.1 million principal balance on its 2026 Convertible Notes and fund more than 12 months of operations, including the anticipated U.S. launch of narsoplimab for the treatment of transplant-associated thrombotic microangiopathy (TA-TMA).

About zaltenibart

Zaltenibart (OMS906) is an investigational humanized monoclonal antibody that selectively targets mannan-binding lectin-associated serine protease-3 (MASP-3), the key and most upstream activator of the alternative pathway of the complement system and a critical component of innate immunity involved in host defense and immune regulation. By inhibiting MASP-3, zaltenibart is designed to address complement-mediated diseases driven by alternative pathway dysregulation.

MASP-3 is responsible for converting complement pro-factor D to its active form, factor D. With low systemic levels compared to other alternative pathway proteins and slow clearance from circulation, MASP-3 is considered a highly attractive therapeutic target. Unlike inhibitors of C3 or C5, MASP-3 inhibition preserves classical pathway activity, which is critical to vaccine-induced immunity and defense against infections. Moreover, MASP-3 is not believed to be an acute-phase reactant, potentially offering another significant advantage for MASP-3 inhibitors like zaltenibart.

Zaltenibart has potential applications across a broad range of therapeutic areas and indications, including paroxysmal nocturnal hemoglobinuria (PNH), renal diseases such as immunoglobulin A nephropathy (IgAN), C3 glomerulopathy and atypical hemolytic uremic syndrome, and other immune and complement-driven disorders.

About Omeros Corporation

Omeros is a clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing first-in-class small-molecule and protein therapeutics for both large-market and orphan diseases, with a particular emphasis on complement-mediated diseases, cancers, and addictive or compulsive disorders. Omeros’ lead MASP-2 inhibitor narsoplimab targets the lectin pathway of complement and is under regulatory review by both the U.S. Food and Drug Administration and the European Medicines Agency for the treatment of hematopoietic stem cell transplant-associated thrombotic microangiopathy. OMS1029, a long-acting MASP-2 inhibitor, has successfully completed Phase 1 clinical trials. Pursuant to a recently announced agreement, Novo Nordisk acquired global rights to zaltenibart (formerly OMS906), a MASP-3 inhibitor in clinical development for paroxysmal nocturnal hemoglobinuria and other alternative pathway indications, including associated intellectual property and related assets. Omeros is entitled to receive cash milestone payments upon Novo Nordisk’s achievement of certain development, approval, and sales-based milestones related to zaltenibart and certain related therapeutic antibodies, as well as royalties on net sales of commercialized products. Omeros’ pipeline also includes OMS527, a phosphodiesterase 7 inhibitor in clinical development for cocaine use disorder, fully funded by the National Institute on Drug Abuse, as well as a growing portfolio of novel molecular and cellular therapeutic programs for oncology. For more information about Omeros and its programs, visit www.omeros.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would,” and similar expressions and variations thereof. Forward-looking statements, including statements regarding the anticipated review process and timing of regulatory action on our BLA for narsoplimab in the United States and/or the marketing authorization application for narsoplimab in Europe, prospects for obtaining FDA or EMA approval of narsoplimab in any indication and for successful commercial launch following any such approval, plans and expectations regarding the initiation, resumption and conduct of preclinical and clinical studies, including the availability of data therefrom, our ability to consummate licensing, partnering or other transactions and the benefits, if any, we would receive from any such transactions, expectations regarding the sufficiency and availability of our capital resources to fund current and planned operations, including the potential commercialization of narsoplimab if it is approved by FDA or the EMA, plans for development of zaltenibart or other products under the asset purchase and license agreement, and the potential therapeutic benefits of zaltenibart and its commercial prospects, are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, unfavorable or unexpected regulatory conclusions or interpretations related to the clinical data, external registry data, statistical analyses or other information and data included in the narsoplimab BLA, inability to respond satisfactorily to information requests during regulatory review of the narsoplimab BLA or MAA, potential differences between the diagnostic criteria used in our pivotal trial and in the external registry, and whether FDA and the EMA determine the registry used in our statistical analysis is sufficiently representative of TA-TMA patients, unanticipated or unexpected outcomes or requirements of regulatory processes in relevant jurisdictions, our financial condition and results of operations, including our ability to raise additional capital for our operations or complete other transactions on favorable terms or at all, regulatory processes and oversight, challenges associated with manufacture or supply of our products to support clinical trials, regulatory inspections and/or commercial sale following any marketing approval, changes in reimbursement and payment policies by government and commercial payers or the application of such policies, intellectual property claims, competitive developments, litigation, and the risks, uncertainties, and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025 and in subsequently-filed Quarterly Reports on Form 10-Q. Given these risks, uncertainties, and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Jennifer Cook Williams
Cook Williams Communications, Inc.
Investor and Media Relations
IR@omeros.com